Exhibit 3.1

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SIXTH AMENDED AND RESTATED MEMORANDUM AND ARTICLES

OF

ASSOCIATION

OF

WATERDROP Inc.

(as adopted by a special resolution passed on November 20, 2020, and effective on November 20, 2020)

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SIXTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

WATERDROP INC.

(adopted by a special resolution passed on November 20, 2020)

1.	Name

The name of the Company is Waterdrop Inc.

2.	Registered Office

The registered office of the Company shall be situated at the Office of Sertus Incorporations (Cayman) Limited, Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands, or such other place in the Cayman Islands as the Directors may, from time to time decide, being the registered office of the Company.

3.	General Objects and Powers

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by Section 7(4) of The Companies Law (As Amended) or as the same may be amended from time to time, or any other law of the Cayman Islands.

4.	Limitations on the Company’s Business

4.1	For the purposes of the Companies Law (As Amended) the Company has no power to:

(a)	carry on the business of a Bank or Trust Company without being licensed in that behalf under the provisions of the Banks & Trust Companies Law (2013 Revision); or

(b)

to carry on Insurance Business from within the Cayman Islands or the business of an Insurance Manager, Agent, Sub-agent or Broker without being licensed in that behalf under the provisions of the Insurance Law (2010 Revision); or

(c)	to carry on the business of Company Management without being licensed in that behalf under the provisions of the Companies Management Law (2003 Revision).

4.2

The Company shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

5.	Company Limited by Shares

The Company is a company limited by shares. The liability of each member is limited to the amount, if any, unpaid on the shares held by such member.

6.	Authorised Shares

The authorized share capital of the Company is USD50,000.00 divided into 10,000,000,000 shares of a nominal or par value of USD0.000005 each, including (i) 7,562,260,710 ordinary shares (the “Ordinary Shares”), (ii) 241,148,000 series pre-A preferred shares (the “Series Pre-A Preferred Shares”), (iii) 334,926,000 series A preferred shares (the “Series A Preferred Shares”), (iv) 157,896,000 series A+ preferred shares (the “Series A+ Preferred Shares”), (v) 352,107,646 series B preferred shares (the “Series B Shares”), (vi) 542,794,072 series C preferred shares (the “Series C Shares”), (vii) 170,632,018 series C+ preferred shares (the “Series C+ Shares”), (viii) 120,971,053 series C++ preferred shares (the “Series C++ Shares”), and (ix) 517,264,501 series D preferred shares (the “Series D Shares”). Subject to the provisions of the Companies Law (As Amended) and the Articles of Association of the Company, the Company shall have power to redeem or purchase any of its shares and to increase, reduce, sub-divide or consolidate the share capital and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

7.	Continuation

Subject to the provisions of the Companies Law (As Amended) and the Articles of Association of the Company, the Company may exercise the power contained in Section 206 of The Companies Law (As Amended) to deregister in the Cayman Islands and be registered by way of continuation under the laws of any jurisdiction outside the Cayman Islands.

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SIXTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

WATERDROP INC.

(adopted by a special resolution passed on November 20, 2020 )

1.	Table A

The Table A in the First Schedule of The Companies Law (As Amended) shall not apply to this Company and the following shall constitute the Articles of Association of the Company.

2.	Definitions and Interpretation

2.1

References in these Articles of Association (“Articles”) to the “Companies Law” shall mean The Companies Law (As Amended) of the Cayman Islands and any statutory amendments or re-enactment thereof. In these Articles, save where the content otherwise requires:

“Board” or “Board of Directors” means the board of directors of the Company for the time being and from time to time.

“Directors” means the Directors of the Company for the time being, or as the case may be, and “Director” means any one of the Directors;

“Members” means those persons whose names are entered in the register of members as the holders of shares and includes each subscriber of the Memorandum pending the issue to him of the subscriber share or shares, and “Member” means any one of them;

“Memorandum of Association” means the Memorandum of Association of the Company, as amended and re-stated from time to time;

“Ordinary Resolution” means a resolution:

(a)

passed by a simple majority of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled; or

(b)

approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments if more than one, is executed;

“Paid up” means paid up as to the par value and any premium payable in respect of the issue of any shares and includes credited as paid up;

“Register of Members” means the register to be kept by the Company in accordance with Section 40 of the Companies Law;

“Seal” means the Common Seal of the Company (if any) including any facsimile thereof;

“Shares” means shares in the capital of the Company, including a fraction of any of them and “Share” means any one of them;

“Shareholders Agreement” means the fifth amended and restated shareholders agreement dated November 20, 2020 between the Company, the Founder and the other holders of the Shares of the Company as amended, restated or supplemented from time to time.

“Schedule” means the schedule “Rights, Powers and Preferences of Preferred Shares” attached hereto;

“Special Resolution” means a resolution passed in accordance with Section 60 of the Companies Law, subject to Article 6.1 of the Schedule, being a resolution:

(a)

passed by a majority of not less than two-thirds of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a Special Resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled; or

(b)

approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the Special Resolution so adopted shall be the date on which the instrument or the last of such instruments if more than one, is executed.

2.2

In these Articles, words and expressions defined in the Companies Law shall have the same meaning and, unless otherwise required by the context, (a) the singular shall include the plural and vice versa; (b) the masculine shall include the feminine and the neuter and references to persons shall include companies and all legal entities capable of having a legal existence; (c) “may” shall be construed as permissive and “shall” shall be construed as imperative; (d) a reference to a dollar or dollars (or $) is a reference to dollars of the United States of America; and (e) references to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force.

3.	Share Certificates

3.1

Every person whose name is entered as a Member in the Register of Members, shall without payment, be entitled to a share certificate signed by a Director of the Company specifying the share or shares held and the amount paid up thereof, provided that in respect of a share or shares held jointly by several persons, the Company shall not be bound to issue more than one share certificate and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

3.2

If a share certificate is worn out, lost or defaced, it may be renewed on production of the worn out or defaced certificate, or on satisfactory proof of its loss together with such indemnity as the Directors may reasonably require. Any Member receiving a share certificate shall indemnify and hold the Company and its officers harmless from any loss or liability which it or they may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the possession of such a share certificate.

4.	Issue of Shares

4.1

Subject to the provisions of these Articles and applicable provisions of the Shareholders Agreement (which are incorporated herein by reference), the unissued shares of the Company (whether forming part of the original or any increased authorised shares) shall be at the disposal of the Directors who may offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration, and upon such terms and conditions as the Directors may determine.

4.2

The Company may in so far as may be permitted by Companies Law, pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

5.	Variation of Rights Attaching to Shares

5.1

If at any time the share capital of the Company is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied or abrogated with the consent in writing of the holders of two-thirds of the issued shares of that class, or with the sanction of a resolution passed by at least a two-thirds majority of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of the shares of the class. To every such separate general meeting the provisions of these Articles relating to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be at least one person holding or representing by proxy at least one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

5.2

The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or by the redemption or purchase of shares of any class by the Company.

5.3	The Company shall not issue shares to bearer form.

6.	Transfer of Shares

6.1

Subject to such of the restriction of these Articles as may be applicable and applicable restrictions provided under the Shareholders Agreement (which are incorporated herein by reference), any Member may transfer all or any of his shares by an instrument in writing in any usual or common form or any other form which the Directors may approve or on behalf of the transferor and if in respect of a nil or partly paid up share or if so required by the Directors shall also be executed on behalf of the transferee and shall be accompanied by the certificate of the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the Register of Members in respect thereof. Notwithstanding anything to the contrary in these Articles or the Shareholders Agreement, without the prior written consent of the Company by the means of a board resolution of the Company, Depthperception Holdings Limited shall not directly or indirectly Transfer (as defined in the Shareholders Agreement) any Shares held by it.

6.2

The Directors may in their absolute discretion to decline to register any transfer of any share, whether or not it is a fully paid share, without assigning any reason for so doing. If the Directors refuse to register a transfer, they shall within two (2) months of the date on which the transfer was lodged with the Company send to the transferor and transferee notice of the refusal.

6.3

All instruments of transfer which shall be registered shall be retained by the Company, but any instrument of transfer which the Directors may decline to register shall (except in any case of fraud) be returned to the person depositing the same.

6.4

The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than forty-five (45) days in any year.

7.	Transmission of Shares

7.1

In case of the death of a Member, the survivor or survivors, or the legal personal representatives of the deceased survivor, where the deceased was a joint holder, and the legal personal representatives of the deceased, where he was a sole holder, shall be the only persons recognized by the Company as having any title to the shares.

7.2

Any person becoming entitled to a share in consequence of the death, bankruptcy, liquidation or dissolution of a Member shall, upon such evidence being produced as may from time to time be properly required by the Directors, and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy, as the case may be.

7.3

A person becoming entitled to a share by reason of the death, bankruptcy, liquidation or dissolution of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

8.	Redemption and Purchase of Own Shares

8.1	Subject to the provisions of the Companies Law, the Company may:

(a)

issue shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company on such terms and in such manner as the Directors may determine before the issue of such shares;

(b)	purchase its own shares (including any redeemable shares) on such terms and in such manner as the Directors may determine and agree with the Member; and

(c)	make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Companies Law, including out of capital.

8.2

A share which is liable to be redeemed by the Company shall be redeemed by the Company giving to the Member notice in writing of the intention to redeem such shares (a “Redemption Notice”) and specifying the date of such redemption which must be a day on which banks in the Cayman Islands are open for business.

8.3

Any share in respect of which Redemption Notice has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the Redemption Notice.

8.4	The redemption or purchase of any share shall not be deemed to give rise to the redemption or purchase of any other share.

8.5

At the date specified in the Redemption Notice, or the date on which the shares are to be purchased, the holder of the shares being redeemed or purchased shall be bound to deliver up to the Company at its Registered Office the certificate thereof for cancellation and thereupon the Company shall pay to him the redemption or purchase moneys in respect thereof.

8.6

The Directors may when making payments in respect of redemption or purchase of shares, if authorised by the terms of issue of the shares being redeemed or purchased or with the agreement of the holder of such shares, make such payment either in cash or in specie.

9.	Fractional Shares

The Directors may issue fractions of a share of any class of shares, and, if so issued, a fraction of a share (calculated to three decimal points) shall be subject to and carry the corresponding fraction of liabilities (whether with respect to any unpaid amount thereon, contribution, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without limitation, voting and participation rights) and other attributes of a whole share of the same class of shares. If more than one fraction of a share of the same class is issued to or acquired by the same Member such fractions shall be accumulated. For the avoidance of doubt, in these Articles the expression “share” shall include a fraction of a share.

10.	Lien

10.1

The Company shall have a first priority lien and charge on every share (not being a fully paid up share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a first priority lien and charge on all shares (other than fully paid up shares) registered in the name of a Member for all moneys presently payable by him or his estate to the Company, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien, if any, on a share shall extend to all dividends and other moneys payable in respect thereon.

10.2

The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen (14) days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the persons entitled thereto of which the Company has notice, by reason of his death or bankruptcy, winding up or otherwise by operation of Companies Law or court order.

10.3

To give effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

10.4

The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the date of the sale.

11.	Calls on Shares

11.1

The Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise), and each Member shall (subject to receiving at least fourteen (14) days’ notice in writing specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. The non-receipt of a notice of any call by, or the accidental omission to give notices of a call to, any Members shall not invalidate the call. A call may be revoked or postponed as the Directors may determine.

11.2	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

11.3

If a sum called in respect of a share is remain unpaid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for the payment thereof to the time of the actual payment at such rate not exceeding ten (10) percent per annum as the Directors may determine, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

11.4

Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium or otherwise, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable, and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

11.5

The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the amount of the share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

11.6	The Directors may make arrangements on the issue of shares, differentiate between the Members, as to the amount of calls to be paid and the times of payment.

11.7

The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate not exceeding ten (10) percent per annum (unless the Company in general meeting shall otherwise direct), as may be agreed between the Directors and the Member paying the sum in advance.

12.	Forfeiture of Shares

12.1

If a Member fails to pay any call or instalment of a call with any interest on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice in writing on him requiring payment of so much of the call or instalment as is unpaid, together with any interest accrued and expenses incurred by the reason of such non-payment.

12.2

The notice shall name a further day (not earlier than the expiration of fourteen (14) days from the date of the service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

12.3

If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect and such forfeiture shall extend to all dividends declared in respect of the share so forfeited but not actually paid before such forfeiture.

12.4

A forfeited share may be sold, cancelled or otherwise disposed of on such terms and in such manner as the Directors in their absolute discretion think fit, and at any time before a sale, cancellation or disposition the forfeiture may be cancelled on such terms as the Directors in their absolute discretion think fit.

12.5

A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company receives payment in full of the fully paid up amount of the shares.

12.6

A statutory declaration in writing that the declarant is a Director of the Company, and that a share in the Company has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

12.7

When any shares have been forfeited, an entry shall be made in the Register of Members recording the forfeiture and the date thereof, and so soon as the shares so forfeited have been sold or otherwise disposed of, an entry shall be made of the manner and date of the sale or disposal thereof.

12.8

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum, which by the terms of issue of a share, becomes due and payable at any time, whether on account of the amount of the share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

13.	Alteration of Share Capital

13.1	The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe.

13.2	The Company may by Ordinary Resolution:

(a)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)

subdivide its existing shares, or any of them, into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived;

(c)

cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled; and

(d)	convert all or any of its paid up shares into stock and reconvert that stock into paid up shares of any denomination.

13.3	The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner, authorised and consent required by Companies Law.

14.	Closing Register of Members or Fixing Record Date

14.1

For the purpose of determining those Members that are entitled to receive notice of, attend or vote at any meeting of Members or any adjournment thereof, or those Members that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Member for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period but not to exceed in any case forty (40) days. If the Register of Members shall be so closed for the purpose of determining those Members that are entitled to receive notice of, attend or vote at a meeting of Members such register shall be so closed for at least ten (10) days immediately preceding such meeting and the record date for such determination shall be the first day of the closure of the Register of Members.

14.2

In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of those Members that are entitled to receive notice of, attend or vote at a meeting of the Members and for the purpose of determining those Members that are entitled to receive payment of any dividend the Directors may, at or within ninety (90) days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

14.3

If the Register of Members is not so closed and no record date is fixed for the determination of those Members that are entitled to receive notice of, attend or vote at a meeting of Members or those Members that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of those Members that are entitled to receive notice of, attend or vote at a meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

15.	General Meeting of Members

15.1

The Directors, whenever they consider necessary or desirable, may convene meetings of the Members of the Company. The Directors shall convene a meeting of Members upon the written requisition of any Members or Members entitled to attend and vote at general meeting of the Company who hold not less than ten (10) percent of the paid up voting share capital of the Company in respect to the matter for which the meeting is requested, deposited at the registered office of the Company specifying the objects of the meeting for a date no later than twenty-one (21) days from the date of deposit of the requisition signed by the requisitionists. If the Directors do not convene such meeting for a date not later than thirty (30) days after the date of such deposit, the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors shall be reimbursed to them by the Company.

15.2

If at any time there are no Directors of the Company, any two Members (or if there is only one Member then that Member) entitled to vote at general meetings of the Company may convene a general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

16.	Notice of General Meetings

16.1

At least seven days’ notice counting from the date service is deemed to take place as provided in these Articles specifying the place, the day and the hour of the meeting and, in case of special business, the general nature of that business, shall be given in manner hereinafter provided or in such other manner (if any) as may be prescribed by the Company by Ordinary Resolution, to such persons as are, under these Articles, entitled to receive such notices from the Company.

16.2

Notwithstanding the aforesaid Article, a meeting of Members is held in contravention of the requirement to give notice shall be deemed to have been validly held if the consent of all Members entitled to receive notice of some particular meeting and attend and vote thereat, that meeting may be convened by such shorter notice or without notice and in such manner as those Members may think fit.

16.3	The accidental omission to give notice of a meeting to, or the non-receipt of a notice of a meeting by any Member shall not invalidate the proceedings at any meeting.

17.	Proceedings at General Meetings

17.1

No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, a quorum shall consist of one or more Members present in person or by proxy holding at least a majority of the paid up voting share capital of the Company. If the Company has only one Member, that only Member present in person or by proxy shall be a quorum for all purposes.

17.2

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the Directors may decide, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Member or Members present and entitled to vote shall be a quorum.

17.3

At every meeting the Members present shall choose someone of their number to be the chairman (the “Chairman”). If the Members are unable to choose a Chairman for any reason, then the person representing the greatest number of voting shares present at the meeting shall preside as Chairman, failing which the oldest individual Member present at the meeting or failing any Member personally attending the meeting, the proxy present at the meeting representing the oldest Member of the Company, shall take the chair.

17.4

The Chairman may, with the consent of any meeting, at which a quorum is present (and shall if so directed by the meeting) adjourn any meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for ten (10) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

17.5

All business carried out at a general meeting shall be deemed special with the exception of declaring a dividend, the consideration of the accounts, balance sheets, and reports of the Directors and the Company’s auditors, the appointment and removal of Directors, and the appointment and the fixing of the remuneration of the Company’s auditors. No special business shall be transacted at any general meeting without the consent of all Members entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

17.6

Any one or more Members may participate in a general meeting by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participating by such means shall constitute presence in person at a meeting. A resolution in writing signed by all the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorized representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

18.	Votes of Members

18.1

Subject to any rights and restrictions for the time being attached to any class or classes of shares as specified in the Schedule, on a show of hands every Member present in person and every person representing a Member by proxy shall at a general meeting of the Company have one vote and on a poll every Member and every person representing a Member by proxy shall have one vote for each share of which he or the person represented by proxy is the holder.

18.2

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands by a simple majority, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman; or one or more Members present in person or by proxy entitled to vote and who together hold not less than ten (10) percent of the paid up voting share capital of the Company. Unless a poll is so demanded, a declaration by the Chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

18.3

If a poll is duly demanded it shall be taken in such manner as the Chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn.

18.4

In the case of an equality of votes, whether on a show of hands, or on a poll, the Chairman of the meeting at which the show of hands takes place, or at which the poll is demanded, shall be entitled to a second or casting vote.

18.5

A poll demanded on the election of a Chairman of a meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairman of the meeting directs, and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

18.6

In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

18.7

A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, or other person in the nature of a committee appointed by that court, and any such committee or other person, may on a poll, vote by proxy.

18.8

No Member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company held by him and carrying the right to vote have been paid.

19.	Members’ Proxies

19.1

The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Member of the Company. An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

19.2

On a poll votes may be given either personally or by proxy. The instrument appointing a proxy shall be deposited at the Registered Office or at such other place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

20.	Corporations Acting by Representatives at Meetings

Any corporation or other form of corporate legal entity which is a Member or a Director of the Company may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Members or any class of Members of the Company or of the Board of Directors or of a Committee of Directors, and the person so authorised shall be entitled to exercise the same powers on behalf of such corporation which he represents as that corporation could exercise if it were an individual Member or Director of the Company.

21.	Directors

21.1	The Board of Directors is responsible for the management of the Company and shall consist of up to eleven (11) members, of which:

(a)

the Founder Entity shall have the right to nominate and appoint six (6) members to the Board of Directors (collectively the “Founder Directors” and each a “Founder Director”). In the event that there is any vacancy for any seat of the Founder Directors, the voting rights and other rights of such Founder Director shall vest to the Founder, so long as he is a Founder Director; and

(b)

each of Tencent (as defined in the Schedule), IDG (as defined in the Schedule), Banyan (as defined in the Schedule), Boyu (as defined in the Schedule) and Swiss Re (as defined in the Schedule) shall have the right to nominate and appoint one (1) member to the Board of Directors (each an “Investor Director”). The right of Tencent, IDG, Banyan, Boyu and Swiss Re to nominate a director under this Article 21.1 shall automatically terminate if such Member and its Affiliates (as defined in the Schedule) cease to hold not less than five (5) percent of the Total Shares (as defined in the Schedule).

21.2	As at the date of these Articles, the Directors of the Company shall be:

(a)	SHEN Peng (沈鹏), as a Founder Director, who shall be entitled to two (2) votes;

(b)	YANG Guang (杨光), as a Founder Director, who shall be entitled to one (1) vote;

(c)	HU Yao (胡尧), as a Founder Director, who shall be entitled to one (1) vote;

(d)	RAN Wei (冉伟), as a Founder Director, who shall be entitled to one (1) vote;

(e)	GUO Nanyang (郭南洋), as a Founder Director, who shall be entitled to one (1) vote;

(f)	YU Haiyang (余海洋), as an Investor Director nominated by Tencent, who shall be entitled to one (1) vote;

(g)	HUANG Kai (黄凯), as an Investor Director nominated by Boyu, who shall be entitled to one (1) vote; and

(h)	NINA ZHOU, as an Investor Director nominated by Swiss Re, who shall be entitled to one (1) vote.

21.3	Subject to Article 21.1, the Company may by Ordinary Resolution appoint any person to be a Director.

21.4

Each of the Founder Entity, Tencent, IDG, Banyan, Boyu and Swiss Re which are entitled to appoint director(s) in accordance with Article 21.1 may directly remove the Director nominated by it and nominate a new Director as successor by notice in writing to the Company without any resolutions of the Board or of the Members. Subject to the provisions of these Articles, a Director shall hold office until such time as he is removed from office.

21.5	The remuneration of the Directors shall from time to time be determined by the Company by Ordinary Resolution.

21.6	The shareholding qualification for Directors may be fixed by the Company by Ordinary Resolution and unless and until so fixed no share qualification shall be required.

21.7

The Directors shall have power at any time and from time to time to appoint any other person as a Director, either to fill a casual vacancy or as an additional Director, subject to the maximum number (if any) imposed by the Company by Ordinary Resolution.

22.	Alternate Director

22.1

Any Director may in writing appoint another Director or another person to be his alternate to act in his place at any meeting of the Directors at which he is unable to be present and may at any time in writing to revoke the appointment of an alternate appointed by him. Every such alternate shall be entitled to be given notice of meetings of the Directors and to attend and vote as a Director at any such meeting at which the person appointing him is not personally present and generally at such meeting to have and exercise all the powers, rights, duties and authority of the Director appointing him.

22.2

An alternate shall not be an officer of the Company and shall be deemed to be the agent of the Director appointing him. A Director may at any time in writing revoke the appointment of an alternate appointed by him. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them. If a Director shall die or cease to hold the office of Director, the appointment of his alternate shall thereupon cease and terminate.

22.3

Any Director may appoint any person, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairman of the meeting of the Directors at which such proxy is to be used, or first used, prior to the commencement of the meeting.

23.	Officers

23.1

The Directors of the Company may, by resolution of Directors, appoint officers of the Company at such times as shall be considered necessary or expedient, and such officers may consist of a president, one or more vice presidents, a secretary, and a treasurer and/or such other officers as may from time to time be deemed desirable. The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modifications in such duties as may be prescribed by the Directors thereafter, but in the absence of any specific allocation of duties it shall be the responsibility of the president to manage the day to day affairs of the Company, the vice presidents to act in order of seniority in the absence of the president, but otherwise to perform such duties as may be delegated to them by the president, the secretary to maintain the registers, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company.

23.2

Any person may hold more than one office and no officer need be a Director or Member of the Company. The officers shall remain in relevant office until removed from the said office by the Directors, whether or not a successor is appointed.

23.3	Any officer who is a body corporate may appoint any person its duly authorised representative for the purpose of representing it and of transacting any of the business of the officers.

24.	Powers and Duties of Directors

24.1

The business of the Company shall be managed by the Directors who may pay all expenses incurred preliminary to and in connection with the setup and registration of the Company, and may exercise all such powers of the Company necessary for managing and for directing and supervising, the business affairs of the Company as are not required by the Companies Law or by these Articles required to be exercised by the Members subject to any delegation of such powers as may be authorised by these Articles and permitted by the Companies Law and to such requirements as may be prescribed by resolution of the Members, but no requirement made by resolution of the Members shall prevail if it was inconsistent with these Articles nor shall such resolution invalidate any prior act of the Directors which would have been valid if such resolution had not been made.

24.2

The Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

24.3

The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property, assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

25.	Committees of Directors

25.1

The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

25.2

The Directors may establish any committees, local boards or agencies for managing any of the businesses and affairs of the Company, and may appoint any persons to be members of such committees, local boards, managers or agents for the Company and may fix their remuneration and may delegate to any committees, local board, manager or agent any of the powers, authorities and discretions vested in the Directors, with the power to sub-delegate, and may authorise the members of any committees, local boards or agencies, or any of them, to fill any vacancies therein and to act notwithstanding vacancies, and any such appointment and delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

26.	Disqualification of Directors

The office of Director shall be automatically vacated, if the Director:

(a)	becomes bankrupt or makes any arrangement or composition with his creditors;

(b)	is found to be or becomes of unsound mind;

(c)	resigns his office by notice in writing to the Company;

(d)	is removed from office in accordance with Article 21.4;

(e)	is convicted of an arrestable offence; or

(f)	dies.

27.	Proceedings of Directors

27.1	The meetings of the Board and any committee thereof shall be held at such times and at such place or places as the Board may from time to time determine.

27.2

The Directors may elect a chairman of their meetings and determine the period for which he is to hold office. If no such chairman is elected, or if at any meeting the chairman is not present within fifteen (15) minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman for the meeting. If the Directors are unable to choose a chairman, for any reason, then the seniority Director present at the meeting shall preside as the chairman of the meeting.

27.3

The Directors may meet together (either within or without the Cayman Islands) for the dispatch of business, adjourn and otherwise regulate their meetings and proceedings as they think fit, provided however that the board meetings shall be held at least once every six (6) months. No Board meeting shall normally be convened on less than ten (10) Business Days’ notice, save that an adjourned Board meeting can be convened with the first notice providing not less than ten (10) Business Days’ prior notice and the second notice providing not less than five (5) Business Days’ prior notice in accordance with Article 27.5. Notwithstanding the foregoing, Board meetings may be convened by giving not less than forty-eight (48) hours’ notice if all of the Directors agree to shorter notice. Each notice of a Board meeting shall specify a reasonably detailed agenda, be accompanied by relevant documents, and be sent by courier, facsimile transmission or email. Save as provided under Article 6.1 (Reserved Matters) of the Schedule, all resolutions of the Board shall, unless otherwise required by law, be made by the approval of a simple majority (more than 50%) of the Directors present and voting (whether in person or by his alternate) at a duly convened meeting of the Board. In case of an equality in votes the chairman shall have a second or casting vote. A Director may at any time summon a meeting of the Directors. If the Company shall have only one Director, the provisions hereinafter contained for meetings of the Directors shall not apply but such sole Director shall have full power to represent and act for the Company in all matters and in lieu of minutes of a meeting shall record written resolutions and sign as a resolution of the Directors. Such note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

27.4

Any one or more members of the Board or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participating by such means shall constitute presence in person at such meeting. A resolution in writing signed by all the Directors shall be valid as if it had been passed by the Directors in a duly convened and quorate Board meeting.

27.5

The quorum for a meeting of the Board shall be six (6) Directors, including all the Investor Directors, provided, however, that if such quorum cannot be obtained for a Board meeting after two (2) consecutive notices of Board meetings have been sent by the Company with the first notice providing not less than ten (10) Business Days’ prior notice and the second notice providing not less than five (5) Business Days’ prior notice, then the attendance of any six (6) Directors eligible to vote in respect of the matters to be transacted at such meeting shall constitute a quorum; provided further that matters discussed at such adjourned meeting shall be limited to those stated in the written notices and agendas of the Board meetings. A Director represented by proxy or by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

27.6

A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

27.7

A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

27.8	The Directors shall cause to be entered and kept in books or files provided for the purpose minutes or memoranda of the following (where applicable):

(a)	all appointments of officers made by the Directors;

(b)	the names of the Directors, and any alternate Director who is not also a Director, present at each meeting of the Directors and of any committee of the Directors; and

(c)

all resolutions and proceedings of all meetings of the Members, all meetings of the Directors and all meetings of committees and, where the Company has only one Member and/or one Director, all written resolutions of the decisions of the sole Member and/or the sole Director;

and any such minutes or memoranda of any meeting or decisions of the Directors, or any committee, or of the Company, if purporting to be signed by the chairman of such meeting, or by the chairman of the next succeeding meeting, shall be receivable as prima facie evidence of the matters stated therein.

27.9

When the chairman of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

27.10

A resolution in writing signed by a majority of the Directors for the time being shall be as valid and effectual for all purposes as a resolution of the Directors passed at a meeting of the Directors duly called and constituted. Such resolution in writing may consist of several documents each signed by one or more of the Directors.

27.11

The continuing Directors may act notwithstanding any vacancy in their body but if and so long as their number is reduced below the number fixed by or pursuant to the Articles of the Company as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

27.12

A committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within fifteen (15) minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of their meetings.

27.13

A committee appointed by the Directors may meet and adjourn as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

27.14

All acts done bona fide by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall notwithstanding that it was afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

28.	Dividends

28.1

Subject to any rights and restrictions for the time being attached to any class or classes of shares as specified in Article 1 of the Schedule, the Directors may from time to time declare dividends (including interim dividends) and other distributions on shares of the Company in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

28.2

Subject to any rights and restrictions for the time being attached to any class or classes of shares as specified in Article 1 of the Schedule, the Company may by Ordinary Resolution declare final dividends, but no dividend shall exceed the amount recommended by the Directors.

28.3

The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution of the Company such sums as they think proper as a reserve or reserves which shall, at the absolute discretion of the Directors be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and may pending such application, in the Directors’ absolute discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors may from time to time think fit.

28.4	No dividend shall be paid otherwise than out of profits or, subject to the restrictions of the Companies Law, the share premium account.

28.5

Any dividend may be paid by cheque or warrant sent through the post directed to the registered address of the Member or person entitled thereto (or in case of joint holders, to the registered address of any one of such joint holders whose name stands first on the Register of Members of the Company in respect of the joint holding) or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent, but in any event the Company shall not be liable or responsible for any cheque or warrant lost in transmission nor for any dividend, bonus, interest or other monies lost to the Member or person entitled thereto by the forged endorsement of any cheque or warrant. Any payment of the cheque or warrant by the Company’s banker on whom it is drawn shall be a good discharge to the Company.

28.6	The Directors when paying dividends to the Members in accordance with the foregoing provisions may make such payment either in cash or in specie.

28.7

Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid but if any share is issued on terms providing that it shall rank for dividend as from a particular date that share shall rank for dividend accordingly.

28.8	If several persons are registered as joint holders of any share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the share.

28.9	No dividend shall bear interest against the Company.

29.	Accounts and Audit

29.1	The Directors shall cause books of account relating to the Company’s affairs to be kept in such manner as may be determined from time to time by the Directors.

29.2	The books of account shall be kept at the registered office of the Company, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

29.3

The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Companies Law or authorised by the Directors or by the Company by ordinary resolution.

29.4

The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions the records, documents and registers of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any records, documents or registers of the Company except as conferred by the Companies Law or authorised by resolution of the Directors.

30.	Capitalisation of Profits

30.1

Subject to the Companies Law, the Directors may, with the authority of an Ordinary Resolution, resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts (including a share premium account and capital redemption reserve), or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free for distribution, amongst the Members who would have been entitled thereto if distributed by way of dividend and in the same proportion, on condition that the same be not paid in cash but be applied either in or towards paying up any amounts (if any) for the time being unpaid on any shares held by such Members respectively, or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid up to and amongst such Members in the proportion aforesaid or partly in the one way and partly in the other. Provided that a share premium account and a capital redemption reserve fund may, for the purposes of this Article, only be applied in the paying up of unissued shares to be allotted to Members of the Company as fully paid bonus shares.

30.2

Whenever such a resolution as aforesaid shall have been passed the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid shares or debentures, if any and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provision by the issue of fractional certificates by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter on behalf of all the Members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalisation, or as the case may require, for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such Members.

31.	Share Premium Account

31.1

The Board of Directors shall in accordance with the Companies Law establish a share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share.

31.2

There shall be debited to any share premium account on the redemption or purchase of a share the difference between the nominal value of such share and the redemption or purchase price provided always that at the discretion of the Board of Directors such sum may be paid out of the profits of the Company or, if permitted by the Companies Law, out of capital.

32.	Indemnity

Subject to the provisions of the Companies Law and in the absence of fraud or wilful default, the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)

is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a Director, managing director, agent, auditor, secretary and other officer for the time being of the Company; or

(b)

is or was, at the request of the Company, serving as a Director, managing director, agent, auditor, secretary and other officer for the time being of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

33.	Notices

33.1

Notice shall be in writing and may be given by the Company or by the person entitled to give notice to any Member either personally by electronic mail, by facsimile or by sending it through the post in a prepaid letter or via a recognised courier service, fees prepaid, addressed to the Member at his address as appearing in the Register of Members. Notices posted to addresses outside the Cayman Islands shall be forwarded by prepaid airmail. A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the Register of Members in respect of the share.

33.2

Any Member present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

33.3

Any notice, if served by (a) post, shall be deemed to have been served 5 days after the time when the letter containing the same is posted and if served by courier, shall be deemed to have been served five (5) days after the time when the letter containing the same is delivered to the courier or, (b) facsimile, shall be deemed to have been served upon confirmation of receipt or (c) electronic mail, shall be deemed to have been served upon confirmation of receipt, or (d) recognised delivery service, shall be deemed to have been served forty-eight (48) hours after the time when the letter containing the same is delivered to the courier service provider.

33.4

A notice may be given by the Company to the persons entitled to a share in consequence of the death, bankruptcy or insolvency of a Member by sending it through the post in a prepaid letter, by airmail if appropriate addressed to them by name or by the title of representatives of the deceased or assignee or trustee of the bankrupt or insolvent or by a like description at the address, if any, supplied for the purpose by the persons claiming to be so entitled, or, until such an address has been so supplied, by giving the notice in any manner in which the same might have been given if the death, bankruptcy or insolvency had not occurred.

33.5	Notice of every general meeting shall be given in the manner hereinbefore authorised to:

(a)

all Members who have a right to receive notice and who have supplied the Company with an address for the giving of notices to them and in case of joint holder, the notice shall be sufficient if given to the first named joint holder in the Register of Members; and

(b)	every person entitled to a share in consequence of the death or bankruptcy of a Member, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other person shall be entitled to receive notice of general meetings.

34.	Seal

34.1

The Directors shall provide for the safe custody of the Seal of the Company. The Seal when affixed to any instrument shall be witnessed by a Director or the secretary or officer of the Company or any other person so authorised from time to time by the Directors or of a committee of the Directors authorised by the Directors on that behalf. The Directors may provide for a facsimile of the Seal and approve the signature of any Director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal has been affixed to such instrument and the same had been signed as hereinbefore described.

34.2

Notwithstanding the foregoing, a director or officer, representative or attorney of the Company shall have the authority to affix the Seal, or a duplicate of the Seal, over his signature alone on any instrument or document required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

35.	Winding Up

35.1

If the Company shall be wound up the liquidator may, with the sanction of an Ordinary Resolution of the Company and any other sanction required by the Companies Law, divide amongst the Members in specie or cash the whole or any part of the assets of the Company whether they shall consist of property of the same kind or not and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributors as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

35.2

Subject to the rights of holders of shares issued upon special terms and conditions as specified in Article 2 of the Schedule, if the Company shall be wound up, and the assets available for distribution among the Members as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid-up, or which ought to have been paid-up, at the commencement of the winding up on the shares held by them respectively. If on a winding up the assets available for distribution among the Members shall be more than sufficient to repay the whole of the capital paid-up at the commencement of the winding up, the excess shall be distributed among the Members in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively.

36.	Amendment of Memorandum and Articles of Association

The Company may alter or modify the provisions contained in these Memorandum and Articles of Association as originally drafted or as amended from time to time by a Special Resolution and subject to the Companies Law, Shareholders Agreement and the rights attaching to the various classes of shares as prescribed in the Schedule.

37.	Registration by Way of Continuation

The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article. The Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken in accordance to the Companies Law to effect the transfer by way of continuation of the Company.

38.	Schedules

The schedules to this Articles of Association form part of this Articles of Association. The Preferred Shares shall have the rights, powers and preferences set out in the Schedule. In case of any inconsistency between this Articles of Association and the Schedule, the Schedule shall prevail.

SCHEDULE

RIGHTS, POWERS AND PREFERENCES OF PREFERRED SHARES

The rights, powers and preferences attaching to the Preferred Shares are set out below.

1.	DIVIDENDS

1.1	Preferred Dividends

1.1.1

The holders of the Preferred Shares shall be entitled to receive a preferential dividend (“Preferred Dividend”) payable in cash equal to a simple interest rate of at least six per cent (6%) per annum of the applicable Subscription Price Per Share for each Preferred Share held by such holder.

1.1.2

The Preferred Dividend shall be payable only when, as, and if approved and declared by the Shareholders holding more than two-thirds of the voting power of the Total Shares of the Company, including holders holding more than two-thirds of the Preferred Share (as adjusted for any subdivisions, consolidations or share dividends), out of the profits of the Company legally available for distribution. The Preferred Dividend shall be non-cumulative.

1.2	Ranking

1.2.1

The right of the holders of Preferred Shares then outstanding to receive the Preferred Dividend shall rank senior and prior to and in preference to the dividend rights of the holders of Ordinary Shares and other class(es) of Shares in the Company.

1.2.2	The payment of Preferred Dividend shall be in accordance with the following descending order of seniority:

(a)	Series D Shares;

(b)	Series C++ Shares;

(c)	Series C+ Shares;

(d)	Series C Shares;

(e)	Series B Shares;

(f)	Series A Shares and Series A+ Shares (ranking pari passu as the same class for the purpose of this Article); and

(g)	Series Pre-A Shares;

and no Preferred Dividend shall be payable in respect of a Preferred Share until the Preferred Dividend payable to all Preferred Shares of a more senior class have been paid in full.

1.3	Insufficient Funds for Preferred Dividends

1.3.1

If the Company does not have sufficient profits available for distribution to pay the Preferred Dividend in full to all holders of a class of Preferred Shares (if any), the Company shall pay the maximum sum (if any) of the Preferred Dividend out of the entire profits of the Company legally available for distribution to the holders of that class of Preferred Shares in accordance with the ranking set out in Article 1.2.2 on a pro rata basis, being a fraction, the numerator of which is the number of Preferred Shares in that class held by the holder, and the denominator of which is the aggregate number of Preferred Shares in that class.

1.3.2	The Company shall procure that its Subsidiaries distribute to the Company sufficient profits to enable the Company to pay any accrued and unpaid Preferred Dividend.

1.4	Dividends distributable to holders of Ordinary Shares

1.4.1

No dividend or other distribution shall be declared or paid by the Company (other than any Preferred Dividend paid in accordance with Articles 1.1 to 1.3) unless approved as a Shareholder Reserved Matter (as defined in Shareholders’ Agreement).

1.4.2

Provided that all holders of the Preferred Shares then outstanding have received in full the Preferred Dividends to which such holders are entitled in accordance with Articles 1.1 and 1.2, the Company may, subject to Article 1.4.1, further declare or pay dividend or distribution out of the remaining profits of the Company legally available for distribution (if any). Any such dividend or distribution further declared or paid by the Company (for the avoidance of doubt, excluding any Preferred Dividend already paid in accordance with this Article 1.1 to 1.3) shall be distributed on a pro rata basis among all holders of Ordinary Shares and Preferred Shares on an as-converted basis, provided that no such dividend or distribution shall be declared or paid to the holders of the Ordinary Shares unless the holders of the Preferred Shares then outstanding first receive or simultaneously receive in full a pro rata share of such dividends on an as-converted basis.

2.	LIQUIDATION, DISSOLUTION OR WINDING UP

2.1	Ranking

Subject to Article 2.2, upon the occurrence of any Liquidation Event (as specified under Article 2.2):

2.1.1	first,

(a)

the Company shall pay to the holders of Series D Shares, Series C++ Shares, Series C+ Shares, Series C Shares, Series B Shares, Series A Shares and Series A+ Shares then outstanding, prior to and in preference of any payments to holders of Ordinary Shares and all other holders of share capital of the Company, the aggregate of:

(i)	the Subscription Price Per Share × (1 + 12%) Investment Term; and

(ii)	all accrued but unpaid, or declared but not distributed dividends with respect to each Preferred Share

(“First Liquidation Preference”),

provided always that the First Liquidation Preference shall first be paid to the holders of Series D Shares prior to any distribution to the holders of the Series C++ Shares, Series C+ Shares, Series C Shares, Series B Shares, Series A Shares and Series A+ Shares. After the First Liquidation Preference in respect of all Series D Shares have been fully paid, the First Liquidation Preference shall be paid to the holders of Series C++ Shares prior to any distribution to the holders of the Series C+ Shares, Series C Shares, Series B Shares, Series A Shares and Series A+ Shares. After the First Liquidation Preference in respect of all Series C++ Shares have been fully paid, the First Liquidation Preference shall be paid to the holders of Series C+ Shares prior to any distribution to the holders of the Series C Shares, Series B Shares, Series A Shares and Series A+ Shares. After the First Liquidation Preference in respect of all Series C+ Shares have been fully paid, the First Liquidation Preference shall be paid to the holders of Series C Shares prior to any distribution to the holders of the Series B Shares, Series A Shares and Series A+ Shares. After the First Liquidation Preference in respect of all Series C Shares have been fully paid, the First Liquidation Preference shall be paid to the holders of Series B Shares, and no First Liquidation Preference shall be payable in respect of any Series A Shares or Series A+ Shares (ranking pari passu as the same class for the purpose of this Article) until the First Liquidation Preference in respect of all Series D Shares, Series C++ Shares, Series C+ Shares, Series C Shares and Series B Shares have been fully paid.

(b)

for the purpose of this Article 2.1.1, “Investment Term” means the number of months from the Relevant Completion Date to the date a holder of relevant Preferred Shares receives the First Liquidation Preference, divided by twelve (12) and rounded up to the nearest whole number.

(c)

if the assets and funds thus distributed among the holders of the Series D Shares, Series C++ Shares, Series C+ Shares, Series C Shares, Series B Shares, Series A Shares and Series A+ Shares are insufficient to permit the payment to such holders of the full First Liquidation Preference, then the entire remaining assets and funds of the Company legally available for distribution shall be distributed according to the following priority:

(i)	first, ratably among the holders of the Series D Shares;

(ii)	second, ratably among the holders of the Series C++ Shares;

(iii)	third, ratably among the holders of the Series C+ Shares;

(iv)	fourth, ratably among the holders of the Series C Shares;

(v)	fifth, ratably among the holders of the Series B Shares; and

(vi)

sixth, if there are assets and funds of the Company legally available for distribution remaining after the holders of the Series D Shares, Series C++ Shares, Series C+ Shares, Series C Shares and Series B Shares have been fully paid, ratably among the holders of the Series A+ Shares and Series A Shares, each in proportion to the aggregate First Liquidation Preference each such holder is otherwise entitled to receive pursuant to this Article 2.1.1;

2.1.2	second,

(a)

following the full payment of the First Liquidation Preference in respect of the Series D Shares, Series C++ Shares, Series C+ Shares, Series C Shares, Series B Shares, Series A+ Shares and Series A Shares, to the extent that there are any assets of the Company and its Subsidiaries legally available for distribution, the holders of Series Pre-A Shares shall, in priority over holders of Ordinary Shares, be entitled to be paid by the Company an amount represented by 120% of the Subscription Price Per Share plus all declared and unpaid dividends with respect to each Series Pre-A Share (the “Second Liquidation Preference”).

(b)

if the assets and funds thus distributed among the holders of the Series Pre-A Shares are insufficient to permit the payment to such holders of the full Second Liquidation Preference, then the entire remaining assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series Pre-A Shares in proportion to the aggregate Second Liquidation Preference each such holder is otherwise entitled to receive pursuant to this Article 2.1.2;

2.1.3	third,

(a)

following the full payment of the First Liquidation Preference in respect of Series D Shares, Series C++ Shares, Series C+ Shares, Series C Shares, Series B Shares, Series A+ Shares and Series A Shares and the Second Liquidation Preference in respect of Series Pre-A Shares, to the extent that there are any assets of the Company and its Subsidiaries legally available for distribution, the Angel Shareholders shall be entitled to be paid the liquidation preference as follows:

(i)

Maple Ocean L.P. shall be entitled to be paid an amount equal to the sum of RMB5.6 million (provided that, such amount shall be reduced proportionately with the number of Shares then held by Maple Ocean L.P. in the Company on a fully diluted and as converted basis, in case Maple Ocean L.P. disposes its Shares in the Company following the date hereof) and all declared and unpaid dividends with respect to the shares it holds; and

(ii)

Light Up Investment Holdings Limited shall be entitled to be paid by the Company an amount equal to the sum of RMB3 million (provided that, such amount shall be reduced proportionately with the number of Shares then held by Light Up Investment Holdings Limited in the Company on a fully diluted and as converted basis, in case Light Up Investment Holdings Limited disposes its Shares in the Company following the date hereof) and all declared and unpaid dividends with respect to the shares it holds,

(together the “Third Liquidation Preference”).

(b)

if the assets and funds thus distributed among the Angel Shareholders are insufficient to permit the payment to such holders of the full Third Liquidation Preference, then the entire remaining assets and funds of the Company legally available for distribution shall be distributed ratably among the Angel Shareholders in proportion to the aggregate Third Liquidation Preference each such holder is otherwise entitled to receive pursuant to this Article 2.1.3; and

2.1.4

fourth, if there are any assets of the Company and its Subsidiaries legally available for distribution after the payments referred to in Articles 2.1.1 to 2.1.3 above, all holders of Preferred Shares and Ordinary Shares then outstanding shall be entitled to participate in the residual assets of the Company and its Subsidiaries on a pro rata and as-converted basis.

2.2	Liquidation Event

For purposes of this Article 2, any of the following events shall be treated as a “Liquidation Event”:

2.2.1

any liquidation, winding up or dissolution of the Company or any of the Significant Subsidiaries (either voluntary or involuntary) or any appointment of an administrator or a receiver over all or substantially all the assets of the Company or any of the Significant Subsidiaries;

2.2.2

any merger, consolidation or amalgamation or sale of shares of the Company or any of its Subsidiaries with or into another entity (other than any merger effected exclusively for the purpose of changing the domicile of such entity) or acquisition or sale of the shares of such entity or any of its Subsidiaries, in each case resulting in the holders of the issued and outstanding shares of the Company immediately prior to such transaction owning or controlling less than fifty per cent (50%) of the voting power of the continuing or surviving entity immediately following such transaction; or

2.2.3

any sale or transfer of all or substantially all of the assets of the Company or any of the Significant Subsidiaries, or any sale, exclusive license or transfer otherwise of all or substantially all of the intellectual property rights of the Company or any of the Significant Subsidiaries.

The Company shall give each holder of the Preferred Shares then outstanding and the Angel Shareholders written notice of any of the above events as soon as practicable and in no event later than ten (10) Business Days prior to such occurrence. Upon the occurrence of an event set out in Article 2.2.2 or 2.2.3, in the event that the requirements of Article 2.1 are not complied with, the Company shall either (i) cause such transaction or closing to be postponed until such time when the requirements of Article 2.1 have been complied with, or (ii) cancel such transaction.

For the avoidance of doubt, only the Shareholders selling their Shares or participating in the transactions set forth in Article 2.2.2 or 2.2.3 (as applicable) and deriving gains or benefits from such transactions are entitled to participate in the distribution of the proceeds from such transactions in accordance with Article 2.1, and the Shareholders not selling their Shares or not participating in the transactions set forth in Article 2.2.2 or 2.2.3 shall not be entitled to participate in the distribution of the proceeds from such transactions in accordance with Article 2.1.

3.	REDEMPTION

3.1

Each holder of the Preferred Shares then outstanding may require the Company to redeem all or part of the Preferred Shares then outstanding in accordance with this Article 3 by giving written notice (“Redemption Notice”) to the Company specifying the number of Preferred Shares to be redeemed (“Redeemed Shares”) and the redemption date on which such Preferred Shares are to be redeemed, being a date that is at least sixty (60) calendar days after the date of the first Redemption Notice. Upon receipt of the first Redemption Notice, the Company shall within three (3) Business Days give a written notice of the redemption request to each of the other holders of the Preferred Shares (“Non-requesting Preferred Shareholder”), stating the existence of such request, the redemption date specified in the first Redemption Notice (“Redemption Date”) and the mechanics of redemption. Each of the Non-requesting Preferred Shareholder who has the right of redemption pursuant to this Article 3 may also elect to require the Company to redeem all or a portion of their Preferred Shares by delivering a separate Redemption Notice to the Company setting forth the number of Preferred Shares it wishes to have the Company redeem therefrom on the Redemption Date. Any of the events that triggers the redemption pursuant to Articles 3.2, 3.3, 3.4, 3.5, 3.6 and 3.7 (as the case may be) shall be referred to as the “Redemption Event”. The applicable aggregate redemption amount pursuant to Article 3.8 shall be referred to as the “Redemption Amount”.

3.2

Each holder of Series D Shares then outstanding shall have the right (but not the obligation) to require the Company to redeem all or part of its Series D Shares then outstanding upon the occurrence of any of the following events:

3.2.1	a Qualified IPO is not consummated on or before June 28, 2025;

3.2.2

the Founder or the Founder Entity fraudulently or grossly negligently causes a Material Adverse Change on the Group or has material acts of dishonesty which causes a Material Adverse Change on the Group;

3.2.3

the Group Companies are in material breach of any of the provisions in these Articles of Association, the Series D Subscription Agreement, Subscription Agreement, the Shareholders Agreement or the Structured Contracts;

3.2.4

any material change of Applicable Laws, including any amendments, supplements or annulments of the existing Applicable Laws, or interpretation or promulgation of implementation measures or rules of the existing Applicable Laws, or the proposal or promulgation of new Applicable Laws, which has rendered or is likely to render the Structured Contracts invalid or unenforceable, taken as a whole, resulting that the Company is unable to control or consolidate the financial statements of any of the Targets, and (i) the parties fail to reach a substitute, valid and enforceable agreement on a structure and arrangement under which the redeeming Shareholder is in no worse position than under the Structured Contracts or which is otherwise to the satisfaction of each redeeming Shareholder (the “Substituted Agreement”) within a period of four (4) months; or (ii) where the Substituted Agreement is timely concluded, the structure and arrangement stipulated in the Substituted Agreement fails to be completely implemented within eighteen (18) months following the execution of the Substituted Agreement.

3.2.5

any Governmental Authority deems any Group Company being non-compliant with any Applicable Laws in conducting any part of its Principal Business, which causes, or is reasonably likely to cause the operations of any Group Company and/or any part of the Group’s Principal Business to be suspended or to cease for a continuous period of at least three (3) months; or

3.2.6

any Group Company being involved in any actual or alleged infringement, misappropriation, misuse, violation or other unauthorised use of any Intellectual Property of a third party which leads to any Group Company being unable to operate all or any part of the Group’s Principal Business in the ordinary course of business, and such situation not being remedied to the reasonable satisfaction of the holder of Series D Shares then outstanding within a period of ninety (90) days after such actual or alleged infringement, misappropriation, misuse, violation or other unauthorised use of any Intellectual Property of a third party.

3.3

Each holder of Series C++ Shares then outstanding shall have the right (but not the obligation) to require the Company to redeem all or part of its Series C++ Shares then outstanding upon the occurrence of any of the following events:

3.3.1	a Qualified IPO is not consummated on or before June 28, 2025;

3.3.2

the Founder or the Founder Entity fraudulently or grossly negligently causes a Material Adverse Change on the Group or has material acts of dishonesty which causes a Material Adverse Change on the Group;

3.3.3	the Group Companies are in material breach of any of the provisions in these Articles of Association, the Series C++ Subscription Agreement or the Shareholders Agreement, or the Structured Contracts;

3.3.4

any material change of Applicable Laws, including any amendments, supplements or annulments of the existing Applicable Laws, or interpretation or promulgation of implementation measures or rules of the existing Applicable Laws, or the proposal or promulgation of new Applicable Laws, which has rendered or is likely to render the Structured Contracts invalid or unenforceable, taken as a whole, resulting that the Company is unable to control or consolidate the financial statements of any of the Targets, and (i) the parties fail to reach the Substituted Agreement within a period of four (4) months; or (ii) where the Substituted Agreement is timely concluded, the structure and arrangement stipulated in the Substituted Agreement fails to be completely implemented within eighteen (18) months following the execution of the Substituted Agreement.

3.3.5

any Governmental Authority deems any Group Company being non-compliant with any Applicable Laws in conducting any part of its Principal Business, which causes, or is reasonably likely to cause the operations of any Group Company and/or any part of the Group’s Principal Business to be suspended or to cease for a continuous period of at least three (3) months; or

3.3.6

any Group Company being involved in any actual or alleged infringement, misappropriation, misuse, violation or other unauthorised use of any Intellectual Property of a third party which leads to any Group Company being unable to operate all or any part of the Group’s Principal Business in the ordinary course of business, and such situation not being remedied to the reasonable satisfaction of the holders of Series C++ Shares then outstanding within a period of ninety (90) days after such actual or alleged infringement, misappropriation, misuse, violation or other unauthorised use of any Intellectual Property of a third party.

3.4

Each holder of Series C+ Shares then outstanding shall have the right (but not the obligation) to require the Company to redeem all or part of its Series C+ Shares then outstanding upon the occurrence of any of the following events:

3.4.1	a Qualified IPO is not consummated on or before June 28, 2025;

3.4.2

the Founder or the Founder Entity fraudulently or grossly negligently causes a Material Adverse Change on the Group, or has material acts of dishonesty which causes a Material Adverse Change on the Group;

3.4.3	the Group Companies are in material breach of any of the provisions in these Articles of Association, the Series C+ Subscription Agreement or the Shareholders Agreement, or the Structured Contracts;

3.4.4

any material change of Applicable Laws, including any amendments, supplements or annulments of the existing Applicable Laws, or interpretation or promulgation of implementation measures or rules of the existing Applicable Laws, or the proposal or promulgation of new Applicable Laws, which has rendered or is likely to render the Structured Contracts invalid or unenforceable, taken as a whole, resulting that the Company is unable to control or consolidate the financial statements of any of the Targets, and (i) the parties fail to reach the Substituted Agreement within a period of four (4) months; or (ii) where the Substituted Agreement is timely concluded, the structure and arrangement stipulated in the Substituted Agreement fails to be completely implemented within eighteen (18) months following the execution of the Substituted Agreement.

3.4.5

any Governmental Authority deems any Group Company being non-compliant with any Applicable Laws in conducting any part of its Principal Business, which causes, or is reasonably likely to cause the operations of any Group Company and/or any part of the Group’s Principal Business to be suspended or to cease for a continuous period of at least three (3) months; or

3.4.6

any Group Company being involved in any actual or alleged infringement, misappropriation, misuse, violation or other unauthorised use of any Intellectual Property of a third party which leads to any Group Company being unable to operate all or any part of the Group’s Principal Business in the ordinary course of business, and such situation not being remedied to the reasonable satisfaction of the holder of Series C+ Shares then outstanding within a period of ninety (90) days after such actual or alleged infringement, misappropriation, misuse, violation or other unauthorised use of any Intellectual Property of a third party.

3.5

Each holder of Series C Shares then outstanding shall have the right (but not the obligation) to require the Company to redeem all or part of its Series C Shares then outstanding upon the occurrence of any of the following events:

3.5.1	a Qualified IPO is not consummated on or before June 28, 2025;

3.5.2

the Founder or the Founder Entity fraudulently or grossly negligently causes a Material Adverse Change on the Group, or has material acts of dishonesty which causes a Material Adverse Change on the Group;

3.5.3	the Group Companies are in material breach of any of the provisions in these Articles of Association, the Series C Subscription Agreement or the Shareholders Agreement, or the Structured Contracts;

3.5.4

any material change of Applicable Laws, including any amendments, supplements or annulments of the existing Applicable Laws, or interpretation or promulgation of implementation measures or rules of the existing Applicable Laws, or the proposal or promulgation of new Applicable Laws, which has rendered or is likely to render the Structured Contracts invalid or unenforceable, taken as a whole, resulting that the Company is unable to control or consolidate the financial statements of any of the Targets, and (i) the parties fail to reach the Substituted Agreement within a period of four (4) months; or (ii) where the Substituted Agreement is timely concluded, the structure and arrangement stipulated in the Substituted Agreement fails to be completely implemented within eighteen (18) months following the execution of the Substituted Agreement;

3.5.5

any Governmental Authority deems any Group Company being non-compliant with any Applicable Laws in conducting any part of its Principal Business, which causes, or is reasonably likely to cause the operations of any Group Company and/or any part of the Group’s Principal Business to be suspended or to cease for a continuous period of at least three (3) months; or

3.5.6

any Group Company being involved in any actual or alleged infringement, misappropriation, misuse, violation or other unauthorised use of any Intellectual Property of a third party which leads to any Group Company being unable to operate all or any part of the Group’s Principal Business in the ordinary course of business, and such situation not being remedied to the reasonable satisfaction of the holder of Series C Shares then outstanding within a period of ninety (90) days after such actual or alleged infringement, misappropriation, misuse, violation or other unauthorised use of any Intellectual Property of a third party.

3.6

Each holder of Series B Shares then outstanding shall have the right (but not the obligation) to require the Company to redeem all or part of its Series B Shares then outstanding upon the occurrence of any of the following events:

3.6.1	a Qualified IPO is not consummated on or before June 28, 2025;

3.6.2

the Founder or the Founder Entity fraudulently or grossly negligently causes a Material Adverse Change on the Group or has material acts of dishonesty which causes a Material Adverse Change on the Group;

3.6.3	the Group Companies are in material breach of any of the provisions in these Articles of Association, the Series B Subscription Agreement or the Shareholders Agreement, or the Structured Contracts;

3.6.4

any material change of Applicable Laws, including any amendments, supplements or annulments of the existing Applicable Laws, or interpretation or promulgation of implementation measures or rules of the existing Applicable Laws, or the proposal or promulgation of new Applicable Laws, which has rendered or is likely to render the Structured Contracts invalid or unenforceable, taken as a whole, resulting that the Company is unable to control or consolidate the financial statements of any of the Targets, and (i) the parties fail to reach the Substituted Agreement within a period of four (4) months; or (ii) where the Substituted Agreement is timely concluded, the structure and arrangement stipulated in the Substituted Agreement fails to be completely implemented within eighteen (18) months following the execution of the Substituted Agreement;

3.6.5

any Governmental Authority deems any Group Company being non-compliant with any Applicable Laws in conducting any part of its Principal Business, which causes, or is reasonably likely to cause the operations of any Group Company and/or any part of the Group’s Principal Business to be suspended or to cease for a continuous period of at least three (3) months; or

3.6.6

any Group Company being involved in any actual or alleged infringement, misappropriation, misuse, violation or other unauthorised use of any Intellectual Property of a third party which leads to any Group Company being unable to operate all or any part of the Group’s Principal Business in the ordinary course of business, and such situation not being remedied to the reasonable satisfaction of the holder of Series B Shares then outstanding within a period of ninety (90) days after such actual or alleged infringement, misappropriation, misuse, violation or other unauthorised use of any Intellectual Property of a third party.

3.7

Each holder of the Series A+ Shares, Series A Shares and Series Pre-A Shares then outstanding shall have the right (but not the obligation) to require the Company to redeem all or part of its Series A+ Shares, Series A Shares or Series Pre-A Shares then outstanding upon the occurrence of any of the following events:

3.7.1	a Qualified IPO is not consummated on or before June 28, 2025; or

3.7.2	the Founder or the Founder Entity has material acts of dishonesty which causes a Material Adverse Change on the Group.

3.8

On the Redemption Date, the Company shall redeem the number of Preferred Shares specified in each Redemption Notice at a price per relevant Preferred Share (“Redemption Price”): (i) with respect of Series D Shares equal to the aggregate of the Subscription Price Per Share × (1 + 10%) Investment Term and any accrued and unpaid dividends in respect of each such Preferred Share; (ii) with respect of Series C++ Shares equal to the aggregate of the Subscription Price Per Share × (1 + 10%) Investment Term and any accrued and unpaid dividends in respect of each such Preferred Share; (iii) with respect of Series C+ Shares equal to the aggregate of the Subscription Price Per Share × (1 + 10%) Investment Term and any accrued and unpaid dividends in respect of each such Preferred Share; (iv) with respect of Series C Shares equal to the aggregate of the Subscription Price Per Share × (1 + 10%) Investment Term and any accrued and unpaid dividends in respect of each such Preferred Share; or (v) with respect to Series B Shares, Series A+ Shares, Series A Shares and Series Pre-A Shares equal to the aggregate of the Subscription Price Per Share × (1 + 8%) Investment Term and any accrued and unpaid dividends in respect of each such Preferred Share.

For the purpose of this Article 3.8, “Investment Term” means the number of days from the Relevant Completion Date to the date a holder of relevant Preferred Shares receives the Redemption Price, divided by 365 and rounded up to the nearest two decimal places.

3.9	Priority in Redemption

The funds or assets of the Company available to redeem the Redeemed Shares must be distributed in accordance with the following order among the holders of the Preferred Shares who have delivered the Redemption Notice to the Company in accordance with this Article 3:

3.9.1	firstly, Series D Shares;

3.9.2	secondly, Series C++ Shares;

3.9.3	thirdly, Series C+ Shares;

3.9.4	fourthly, Series C Shares;

3.9.5	fifthly, Series B Shares;

3.9.6	sixthly, Series A+ Shares and Series A Shares (ranking pari passu as the same class for the purpose of this Article 3.9); and

3.9.7	seventhly, Series Pre-A Shares.

3.10	Insufficient Funds for Redemption

3.10.1

If, on the Redemption Date, the Company does not have sufficient funds or assets available to redeem or is otherwise prohibited by applicable law from making such redemption or otherwise fails to redeem all of the Redeemed Shares, the Company shall, on the Redemption Date, pay to the holders of the Redeemed Shares the maximum sum (if any) of the applicable Redemption Amount which the Company can pay out of those funds or assets which are legally available to the holders of the Redeemed Shares in the order and priority set forth in Article 3.9. If there are no sufficient funds or assets available making such redemption in full to all holders of a class of Preferred Shares (if any), the Company shall pay the funds or assets which are legally available to the holders of the Redeemed Shares ratably among the holders of such class of the Redeemed Shares in proportion to the aggregate Redeem Amount each such holder is otherwise entitled to receive pursuant to Article 3.8. The Company shall pay the balance of the applicable Redemption Amount (whether in one or more instalments) as soon after the Redemption Date as it can lawfully do so.

3.10.2

On the Redemption Date, the amount of the applicable Redemption Amount, shall without any resolution of the Board or of the Company in a general meeting become a debt due from and immediately payable by the Company in respect of each Preferred Share held.

3.10.3	The Company shall procure that each of its Subsidiaries distributes to the Company sufficient profits, funds and assets to enable the Company to pay the applicable Redemption Amount.

3.11	Termination of Rights

Without limiting any rights of the holders of the Preferred Shares then outstanding which are set forth in these Articles, or are otherwise available under applicable law, the balance of any Redeemed Shares subject to redemption hereunder with respect to which the Company has become obligated to pay the applicable Redemption Amount, but which the Company has not paid in full, shall continue to have all the rights, powers and preferences (including without limitation, rights to accrued dividends) which such Preferred Shares then outstanding had prior to such date, until the applicable Redemption Amount has been paid in full with respect to such Preferred Shares.

4.	VOTING

4.1	Voting at general meetings

The holders of Preferred Shares then outstanding are entitled to receive notice of and to attend and speak at general meetings of the Company. The holders of Preferred Shares then outstanding may vote at general meetings of the Company in the same manner as holders of Ordinary Shares on an as-converted basis and not as a separate class, unless otherwise specified in these Articles of Association or required by law.

4.2	Written resolution

The holders of Preferred Shares then outstanding may act by way of unanimous written resolution in the same manner as holders of the Ordinary Shares on an as-converted basis.

5.	CONVERSION

5.1	Optional Conversion

At any time and from time to time, any holder of Preferred Shares then outstanding shall have the right, at its option, to convert all or part of its Preferred Shares then outstanding into Ordinary Shares in accordance with this Article 5.

5.2	Automatic Conversion

All the Preferred Shares then outstanding shall be converted into Ordinary Shares immediately prior to the consummation of a Qualified IPO in accordance with this Article 5.

5.3	Conversion Rate

5.3.1

Each Preferred Share subject to conversion shall be converted into such number of fully paid Ordinary Shares as is determined by dividing the Subscription Price Per Share by the then applicable conversion price per Preferred Share (“Conversion Price”) and, for the avoidance of doubt, except as required under applicable laws, no additional consideration shall be payable upon such conversion.

5.3.2

The initial Conversion Price shall be equal to the Subscription Price Per Share, resulting in an initial conversion ratio for the Preferred Shares to Ordinary Shares of 1:1, and shall thereafter be subject to adjustment from time to time in accordance with this Article 5.

5.4	Conversion Procedure

5.4.1

In this Article 5, a “Conversion Date” is (i) in the event that Article 5.1 is applicable, the date on which the holder of Preferred Shares then outstanding requires its Preferred Shares then outstanding to be converted as specified in the Conversion Notice (as defined below) (or if the holder of Preferred Shares then outstanding requires its Preferred Shares then outstanding to be converted on a day which is not a Business Day, the next Business Day); or (ii) in the event that Article 5.2 is applicable, the day on which the Qualified IPO is consummated.

5.4.2

In the event that Article 5.1 applies, a holder of Preferred Shares then outstanding may convert all or part of its Preferred Shares then outstanding into Ordinary Shares by delivering a notice of conversion (“Conversion Notice”) to the Company specifying the number of Preferred Shares to be converted and the Conversion Date being a date at least one (1) Business Day after the date of the Conversion Notice, together with the relevant share certificate (or satisfactory agreement for indemnification in the case of a lost certificate). A Conversion Notice once given may not be withdrawn without the Company’s written consent. The Company shall on the Conversion Date issue the number of Ordinary Shares to which the holder is entitled upon conversion and deliver a certified true copy of the updated register of members with the holder’s name entered as holder of such number of Ordinary Shares, and as soon as practicable thereafter deliver to the holder a share certificate for such number of Ordinary Shares.

5.4.3	The conversion of Preferred Shares pursuant to Article 5.2 shall be automatic and the holders of Preferred Shares then outstanding shall be deemed to have served a Conversion Notice on the Company.

5.4.4	The Ordinary Shares to which a holder of Preferred Shares then outstanding is entitled upon conversion (the “New Ordinary Shares”):

(a)	shall be credited as fully paid, free from all Encumbrances;

(b)	shall rank pari passu in all respects and form one class with the Ordinary Shares then in issue; and

(c)	entitle the holder of such New Ordinary Shares to be paid a pro rata share of all dividends and other distributions declared, made or paid on Ordinary Shares after the Conversion Date.

5.4.5

If at any time the number of authorised but unissued Ordinary Shares shall not be sufficient to effect the conversion of all of the then outstanding Preferred Shares, the Company shall take all corporate actions as may be necessary to increase the number of shares that the Company is authorized to issue to such number of shares as shall be sufficient for such purpose.

5.4.6

Any conversion of Preferred Shares then outstanding pursuant to these Articles shall be effected by the redemption and cancellation of the relevant number of Preferred Shares and the issuance of the appropriate number of New Ordinary Shares in accordance with this Article 5. Any Preferred Shares, upon conversion, repurchase or redemption, will be cancelled and will not be available for reissue thereafter and all rights with respect to such Preferred Shares shall cease with effect from the Conversion Date except for the right of the holders thereof to receive New Ordinary Shares and (if applicable) together with any accrued and unpaid dividends in respect of Preferred Shares.

5.4.7

Any person entitled to receive New Ordinary Shares issued upon the conversion of the Preferred Shares then outstanding shall be treated for all purposes as the record holder of such New Ordinary Shares on the Conversion Date and the Company shall promptly record such conversion on the register of members on the relevant Conversion Date.

5.5	No Fractional Shares

Upon each conversion, no fractions of New Ordinary Shares shall be allotted and issued to a holder of Preferred Shares then outstanding except as set out in this Article 5.5. If more than one certificate representing Preferred Shares are surrendered for conversion at one time by the same holder, for the purposes of determining the number of New Ordinary Shares to be issued and whether any (and if so, what) fraction of a New Ordinary Share arises, the number of New Ordinary Shares arising from such conversion (including, for this purpose, fractions) shall first be aggregated. In lieu of any fraction of a New Ordinary Share arising after such aggregation, the Company shall pay to the holder of Preferred Shares then outstanding, in cash, an amount equal to such fraction of the Conversion Price per issued New Ordinary Share.

5.6	Adjustments to Conversion Price

5.6.1	Consolidation or Subdivision of Ordinary Shares: If any of the following events occur:

(a)	there is a consolidation or sub-division of Ordinary Shares; or

(b)	the share capital of the Company is reclassified or altered in any other way whatsoever not otherwise dealt with in this Article 5,

the then applicable Conversion Price shall be adjusted so that the holders of Preferred Shares then outstanding shall be entitled to receive such number of New Ordinary Shares as it would have been entitled to receive had the Preferred Shares then outstanding been converted immediately prior to such event.

5.6.2

Scrip Dividends: If the Company makes a dividend or other distribution to the holders of Ordinary Shares payable in additional Ordinary Shares, the Conversion Price shall be adjusted by multiplying the then applicable Conversion Price by the following fraction:

A/(A+B)

where:

A	is the total number of Ordinary Shares outstanding immediately before the issue of additional Ordinary Shares; and

B	is the number of additional Ordinary Shares issuable in payment of such dividend or distribution.

5.6.3	Issue of Shares or Share Equivalents below the Conversion Price

(a)

If the Company issues further shares or options or other securities convertible into or exchangeable or exercisable for shares in the capital of the Company for a consideration per share less than the then applicable Conversion Price (the “Additional Shares”), in such circumstances the then applicable Conversion Price shall be adjusted as follows:

where:

A	is the revised Conversion Price after adjustment;

B	is the applicable Conversion Price immediately prior to the adjustment;

C

is the total number of Ordinary Shares outstanding immediately before the new issue (which shall be deemed to include all Ordinary Shares issuable upon the exercise of, conversion of or exchange for all outstanding securities convertible into or exchangeable or exercisable for Ordinary Shares);

D	is the aggregate amount of consideration to be paid to the Company in respect of the Additional Shares; and

E	is the number of Additional Shares.

(b)	The adjustment under this Article 5.6.3 shall not be applicable to the issue of:

(i)

any Ordinary Shares (or options or other securities convertible into or exchangeable or exercisable for Ordinary Shares) to employees, officers or directors of the Company pursuant to an employee share incentive scheme approved by the Board;

(ii)	any Ordinary Shares upon the conversion of the Preferred Shares;

(iii)	any shares on or pursuant to a Qualified IPO; or

(iv)	any Ordinary Shares pursuant to a dividend or distribution on the outstanding Ordinary Shares as provided for in Article 5.6.2.

(c)	For the purpose of this Article 5.6.3, the consideration received by the Company for the issue of Additional Shares shall be computed as follows:

(i)	insofar as it consists of cash, the aggregate of the cash received by the Company; and

(ii)

insofar as it consists of property other than cash, the fair market value thereof at the time of such issue, as determined in good faith by the Board, provided that if the Shareholders holding more than two-thirds of the voting power of the Total Shares, including that of Investors holding more than two-thirds. of the Preferred Shares disagree with such valuation, the fair market value shall be determined by the Auditors (acting as experts and not as arbitrators) whose decision shall be final and binding on all concerned save in the case of manifest error.

5.7	Certificate as to Adjustments

Upon the occurrence of any of the foregoing events which would require any adjustment to the Conversion Price, the Company shall within a reasonable period (not exceeding ten (10) Business Days) following such event deliver to each holder of Preferred Shares a certificate, signed by the President or Chief Executive Officer of the Company, setting out in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the adjusted Conversion Price following such adjustment. If any dispute arises concerning an adjustment of the Conversion Price, the Board shall refer the matter to the Auditors (acting as experts and not as arbitrators) whose decision shall be final and binding on all concerned save in the case of manifest error.

5.8	Merger, Consolidation or Reorganisation

If at any time and from time to time there is:

5.8.1	any merger, consolidation or amalgamation of the Company with or into another entity (other than a merger, consolidation or amalgamation which constitutes a Liquidation Event); or

5.8.2	any sale or transfer of all or substantially all of the assets of the Company and its Subsidiaries (taken as a whole),

then in each such case, as a part of such merger, consolidation, amalgamation or sale or transfer of assets, each holder of Preferred Shares then outstanding shall have the right to convert the Preferred Shares then outstanding to receive the same (or as equivalent as practicable) class and number of shares or other securities or property to which it would have been entitled to receive on such merger, consolidation, amalgamation or sale or transfer of assets had it converted its Preferred Shares then outstanding into Ordinary Shares immediately prior to the effective date of such merger, consolidation, amalgamation or sale or transfer of assets.

6.	RESERVED MATTERS

6.1	Shareholders Reserved Matters

6.1.1

Notwithstanding anything to the contrary in these Articles and in addition to such other limitations as may be provided in these Articles or in the constitutional documents of any Group Company, the Company shall not and shall procure that each Group Company shall refrain from taking any of the following actions without the prior written approval of the Shareholders holding more than two-thirds of the voting power of the Total Shares, including that of Investors holding more than two-thirds (2/3) of the Preferred Shares:

(a)

any amendment of these Articles or other constitutional document of a Group Company, other than such amendment that is made solely for the purpose to reflect (i) any increase of the authorised share capital, issued and outstanding share capital or registered capital of the HKCo and the WFOE by their respective shareholders; (ii) any increase of the authorised share capital, issued and outstanding share capital or registered capital of Bao Duo Duo, Shijiazhuang Shui Di Hu Lian, Tian Xia You Zhi, Shui Di Hu Bao, Yi Fang Da Yao Fang, Hu Lian Wang Yi Yuan by any Group Company with an aggregate amount of no more than RMB75,000,000 in any consecutive twelve (12) months with respect to the forgoing six companies taken as a whole; and (iii) any increase of the authorised share capital, issued and outstanding share capital or registered capital of the other subsidiaries of the Group Companies by any Group Company with an aggregate amount of no more than RMB30,000,000 in any consecutive twelve (12) months with respect to the foregoing subsidiaries taken as a whole;

(b)	any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Shares;

(c)	any redemption or repurchase of the Shares or Share Equivalents by the Company, excluding any redemption or repurchase of the Shares or Share Equivalents pursuant to Article 3 of this Schedule;

(d)

the liquidation, dissolution, winding up or similar proceedings of the Company, the Significant Subsidiaries and any other Group Companies that are material to the business and financial prospects of the Group;

(e)

any sale, transfer or other disposal of all or substantially all of the material business or assets of any Group Company, or any amalgamation, merger, demerger, corporate reconstruction or consolidation of any Group Company with any other company or any action causing the same, or any transaction that results in the transfer of more than half of the voting rights in any Group Company, and which causes a decrease of more than twenty per cent (20%) of the then aggregate consolidated net asset value of the Group;

(f)

any material change (including cessation) in the nature or scope of the business of any Group Company, including any material plans for expansion or development of the Group or a (direct or indirect) wholly-owned subsidiary undertaking of the Company (except for those covered in the Approved Business Plan);

(g)

any initial public offering by the Company of its Shares which does not constitute a Qualified IPO and any selection of the stock exchange or the underwriter(s) for any initial public offering by the Company of its Shares;

(h)	any declaration or payment of any dividends or other distributions by any Group Company;

(i)	any appointment of or change of the Auditors or any material change in accounting practices or policies;

(j)	any change in the size or composition of the board of directors of any Group Company other than in accordance with the Shareholders Agreement;

(k)

approving, amending or terminating any employees’ share scheme or employee trust or share ownership plan or other profit sharing, bonus or incentive scheme in each case for any of the employees of a Group Company; and

(l)

any entering into, amendment, termination or waiver of Structured Contracts or any contractual arrangements that would allow the Company to consolidate the financial statements of any person with those of the Company for financial reporting purposes via contractual control.

6.1.2

Notwithstanding anything to the contrary in these Articles and in addition to such other limitations as may be provided in these Articles or in the constitutional documents of any Group Company, the Company shall not and shall procure that each Group Company shall refrain from taking any of the following actions without the prior written approval of the Shareholders holding more than two-thirds of the voting power of the Total Shares, including that of Investors holding more than seventy-five per cent (75%) of the Preferred Shares:

(a)

any increase or decrease of the authorised share capital, issued and outstanding share capital or registered capital of any Group Company or the issue of options or other securities convertible or exchangeable for the share capital or registered capital of any Group Company, other than (i) any increase of the authorised share capital, issued and outstanding share capital or registered capital of the HKCo and the WFOE by their respective shareholders; (ii) any increase of the authorised share capital, issued and outstanding share capital or registered capital of Bao Duo Duo, Shijiazhuang Shui Di Hu Lian, Tian Xia You Zhi, Shui Di Hu Bao, Yi Fang Da Yao Fang, Hu Lian Wang Yi Yuan by any Group Company with an aggregate amount of no more than RMB75,000,000 in any consecutive twelve (12) months with respect to the forgoing six companies taken as a whole; and (iii) any increase of the authorised share capital, issued and outstanding share capital or registered capital of the other subsidiaries of the Group Companies by any Group Company with an aggregate amount of no more than RMB30,000,000 in any consecutive twelve (12) months with respect to the foregoing subsidiaries taken as a whole.

6.1.3

Notwithstanding the foregoing, any adverse amendment or change of the rights, preferences, privileges or powers of a particular class or series of Preferred Shares in a manner that is disproportionate to the effect of such amendment or change on other class or series of Preferred Shares and any consequential amendment to the Shareholders Agreement or these Articles in respect thereof shall additionally require the prior written consent of the holders holding more than half (1/2) of the voting power of such class or series of Preferred Shares. For avoidance of any doubt, for the purpose of these Articles and other Transaction Documents, series Pre-A, series A, series A+, series B, series C, series C+, series C++ and series D shall each be treated as a separate series of Preferred Shares.

6.2	Board Reserved Matters

Notwithstanding anything to the contrary in these Articles and in addition to such other limitations as may be provided in these Articles or in the constitutional documents of any Group Company, the Company shall not and shall procure that each Group Company shall refrain from taking any of the following actions without the prior approval of more than two-thirds of the Directors attending a duly convened and quorate meeting of the Board, including that of more than half (1/2) of the Investor Directors:

6.2.1	any approval or amendment to the Approved Budget and Approved Business Plan for any Group Company;

6.2.2

licensing or otherwise transfer of material patents, trademarks or other intellectual property rights of any Group Company to a third party (excluding any Group Company) other than those licenses granted in the ordinary course of business of the Group Companies;

6.2.3

entering into, participating in or exiting any partnership, consortium, joint venture or similar entities or relationships (regardless of whether being profit-making) of which the related transaction consideration to be paid by the Group Companies is in excess of RMB9,000,000 for any single item or RMB45,000,000 in the aggregate during any twelve (12) month period;

6.2.4

any transaction or series of transactions between, on the one hand, any Group Company and, on the other hand, (a) the Founder, (b) any of its Affiliates, (c) any shareholder, director, manager or employee of any Group Company, or any of the Affiliates of such shareholder, director or manager, or (d) a person controlled by any of the persons mentioned in (a) to (c) (each a “Related Party”), including lending of money by any Group Company to any Related Party or any giving of guarantees or provision of security (including any cross-guarantees) by any Group Company for debts of any Related Party, in excess of RMB2,250,000 for any single item or RMB33,750,000 in the aggregate during any twelve (12) month period, other than (i) the transactions as between the Company and any of its wholly-owned subsidiaries or the transactions as between any two wholly-owned subsidiaries of the Company, (ii) the transactions as between the Group Companies and Tencent or its Affiliates, and (iii) the transactions as between the Group Companies and Swiss Re or its Affiliates;

6.2.5	any creation or granting of an Encumbrance over or disposal of the assets of any Group Company in excess of RMB15,000,000;

6.2.6

any incurring of borrowings or indebtedness in the nature of borrowings by a Group Company or any lending of money by any Group Company to any third party (excluding any Group Company or any Related Party) or any giving of guarantees or provision of security (including any cross-guarantees) by any Group Company for debts of any third party (excluding any Group Company or any Related Party) in excess of RMB1,500,000 for any single item or RMB15,000,000 in the aggregate during any twelve (12) month period other than debt financing (including but not limited to bank loans and finance leases) incurred in the ordinary course of business of the Group Companies;

6.2.7	issue and redemption of bonds, notes, debentures and other debt securities by any Group Company;

6.2.8

any incurring of capital expenditure (for the avoidance of doubt, purchasing Cash Management Products is not a capital expenditure) by any Group Company, including but not limited to any acquisition by any Group Company of the shares or assets or undertakings of another company of which the related transaction consideration to be paid by the Group Companies is, in excess of RMB9,000,000 for any single item or RMB45,000,000 in the aggregate during any twelve (12) month period;

6.2.9

entering into any transaction by any Group Company outside of the ordinary course of business of such Group Company, of which the related transaction consideration to be paid by such Group Company is, in excess of RMB10,000,000 for any single item or RMB50,000,000 in the aggregate during any twelve (12) month period, other than the transactions between the Group Companies;

6.2.10	appointment or replacement of the chief executive officer and chief financial officer (“Senior Management”), or any material changes to the employment contracts of such Senior Management;

6.2.11	increase in remuneration for more than fifty per cent (50%) during any twelve (12) month period of any Senior Management;

6.2.12	implementing the ESOP (including determination of the recipients, amount and price);

6.2.13	any settlement of any litigation, arbitration or legal disputes which will cause a Material Adverse Change to the Group; and

6.2.14

approving any change to the List of Competitors, which may be updated either at the end of each calendar year or in each round of equity financing carried out or undertaken by the Group in such calendar year.

7.	DEFINITIONS

Unless otherwise defined above, terms used in this Schedule shall have the following meanings.

“Additional Shares” has the meaning given in Article 5.6.3.

“Affiliate” means, in relation to a person, any other person which, directly or indirectly, controls, is controlled by or is under the common control of the first mentioned person, and without limiting the generality of the foregoing, in the case of a natural person, which shall include, without limitation, such person’s spouse, parents, children, grandparents, grandchildren, siblings, mother-in-law and father-in-law and brothers and sisters-in-law. For the purposes of this Articles, “control” means the power to direct the management or policies of such company, whether through the ownership of more than fifty per cent (50%) of the voting power of such company, through the power to appoint a majority of the members of the board of directors or similar governing body of such company, through contractual arrangements or otherwise, and references to “controlled” or “controlling” shall be construed accordingly.

“Angel Shareholders” means, collectively Maple Ocean L.P. and Light Up Investment Holdings Limited, to the extent that they are holding the Ordinary Shares of the Company.

“Applicable Laws” means, with respect to a person, any laws, regulations, rules, measures, guidelines, treaties, judgments, determination, orders or notices of any Governmental Authority or stock exchange that is applicable to such person.

“Approved Budget” has the meaning given in the Shareholders Agreement.

“Approved Business Plan” has the meaning given in the Shareholders Agreement.

“Auditors” means the auditors of the Company, which shall be one of the “Big-4” international accounting firms.

“Bao Duo Duo” means 保多多保险经纪有限公司, a company incorporated with limited liability in the PRC.

“Banyan” has the meaning given in the Shareholders Agreement.

“Boyu” has the meaning given in the Shareholders Agreement.

“Business” has the same meaning ascribed to it in the Subscription Agreement.

“Business Day” means a day other than a Saturday or Sunday or public holiday in the PRC or Hong Kong.

“Cash Management Products” has the meaning given in the Shareholders Agreement.

“Completion Date” has the meaning given in the Subscription Agreement.

“Conversion Date” has the meaning given in Article 5.4.1.

“Conversion Notice” has the meaning given in Article 5.4.2.

“Conversion Price” has the meaning given in Article 5.3.1.

“Encumbrance” means a mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third-party right or interest, other encumbrance or security interest of any kind, or another type of preferential arrangement (including, without limitation, a title transfer or retention arrangement) having similar effect.

“ESOP” has the meaning given in the Shareholders Agreement.

“First Liquidation Preference” has the meaning given in Article 2.1.1.

“Founder” has the meaning given in the Shareholders Agreement.

“Founder Entity” has the meaning given in the Shareholders Agreement.

“Governmental Authorities” means any national, provincial, municipal or local government, administrative or regulatory body or department, court, tribunal, arbitrator or any body that exercises the function of a regulator.

“Group” or “Group Company” has the same meaning ascribed to it in the Subscription Agreement).

“HKCo” means Waterdrop Group HK Limited (水滴集團(香港)有限公司), a company incorporated with limited liability in the Hong Kong.

“Hu Lian Wang Yi Yuan” means 济南水滴互联网医院有限公司, a company incorporated with limited liability in the PRC.

“Knowhow” means all technical information, knowledge and expertise (including without limitation formulae, techniques, designs, specifications and procedures) relating to the design, production, manufacture, use, sale or marketing of any product, process or service.

“List of Competitors” has the meaning given in the Shareholders Agreement.

“IDG” has the meaning given in the Shareholders Agreement.

“Intellectual Property” means all industrial and intellectual property rights (whether registered or not, including pending applications for registration of such rights and the right to apply for registration or extension of such rights) including, without limitation, patents, design patents, designs, copyright (including moral rights and neighbouring rights), database rights, rights in integrated circuits, trademarks, trading names, logos and other signs used in trade, internet domain names, rights in Knowhow and any rights of the same or similar effect or nature as any of the foregoing anywhere in the world.

“Intellectual Property Rights” means all Intellectual Property legally or beneficially owned by any Group Company and all Intellectual Property used or required to be used in any Group Company’s business or which was created, generated or acquired for use in any Group Company’s business.

“Investors” has the meaning given in the Shareholders Agreement.

“Material Adverse Change” means any event, matter or circumstance (or series thereof) arising or occurring after the date of these Articles (as amended from time to time) which (on its own or in aggregate) is, or is reasonably likely to be, materially adverse to (i) the existence, Business, operations, Intellectual Property Rights, assets, liabilities (including contingent liabilities), condition (financial, trading or otherwise), financial results or prospects of the Group, the Founder and/or the Founder Entity, (ii) the ability of the Group to carry out its Business (including the ability and requirements to obtain or maintain any permit, license, approval, filing, registration or other form of authorisation necessary for the effective operation of any Group Company’s business) or (iii) the ability of any party to perform its respective obligation under any Transaction Document.

“New Ordinary Shares” has the meaning given in Article 5.4.4.

“Ordinary Shares” means the ordinary shares of par value USD 0.000005 each in the share capital of the Company.

“Preferred Dividend” has the meaning given in Article 1.1.1.

“Preferred Shares” means Series Pre-A Shares, Series A Shares, Series A+ Shares, Series B Shares, Series C Shares, Series C+ Shares, Series C++ Shares and Series D Shares.

“Principal Business” has the meaning given in the Subscription Agreement.

“Qualified IPO” has the meaning given in the Shareholders Agreement.

“Redemption Amount” has the meaning given in Article 3.1.

“Redemption Date” has the meaning given in Article 3.1.

“Redemption Event” has the meaning given in Article 3.1.

“Redemption Notice” has the meaning given in Article 3.1.

“Redemption Price” has the meaning given in Article 3.8.

“Redeemed Shares” has the meaning given in Article 3.1.

“Relevant Completion Date” means:

(a)	in the case of Series Pre-A Shares, July 8, 2016;

(b)	in the case of Series A Shares, March 22, 2017;

(c)	in the case of Series A+ Shares, August 30, 2017;

(d)	in the case of Series B Shares, November 2, 2018;

(e)	in the case of Series C Shares, March 28, 2019;

(f)	in the case of Series C+ Shares, October 28, 2019;

(g)	in the case of Series C++ Shares, March 16, 2020;

(h)	in the case of Series D Shares held by the Investors other than Tencent, June 28, 2020;

(i)	in the case of Series D Shares held by Tencent, the Completion Date.

“Second Liquidation Preference” has the meaning given in Article 2.1.2.

“Series A Shares” means the series A preferred shares of par value USD 0.000005 each in the share capital of the Company having the rights, powers and preferences set out in the Articles of Association.

“Series A+ Shares” means the series A+ preferred shares of USD 0.000005 each in the share capital of the Company having the rights, powers and preferences set out in the Articles of Association.

“Series B Shares” means the series B redeemable convertible preferred shares of par value USD 0.000005 each in the share capital of the Company having the rights, powers and preferences set out in the Articles of Association.

“Series B Subscription Agreement” means the series B subscription agreement dated November 2, 2018 between the Company, the Founder and the other parties thereto as amended, restated or supplemented from time to time

“Series C Shares” means the series C redeemable convertible preferred shares of par value USD 0.000005 each in the share capital of the Company having the rights, powers and preferences set out in the Articles of Association.

“Series C Subscription Agreement” means the series C subscription agreement dated March 28, 2019 between the Company, the Founder and the other parties thereto as amended, restated or supplemented from time to time.

“Series C+ Shares” means the series C+ redeemable convertible preferred shares of par value USD 0.000005 each in the share capital of the Company having the rights, powers and preferences set out in the Articles of Association.

“Series C+ Subscription Agreement” means the series C+ subscription agreement dated October 28, 2019 between the Company, the Founder and the other parties thereto as amended, restated or supplemented from time to time.

“Series C++ Shares” means the series C++ redeemable convertible preferred shares of par value USD 0.000005 each in the share capital of the Company having the rights, powers and preferences set out in the Articles of Association.

“Series C++ Subscription Agreement” means the series C++ subscription agreement dated March 16, 2020 between the Company, the Founder and the other parties thereto as amended, restated or supplemented from time to time.

“Series D Shares” means the series D redeemable convertible preferred shares of par value USD 0.000005 each in the share capital of the Company having the rights, powers and preferences set out in the Articles of Association.

“Series D Subscription Agreement” means the series D subscription agreement dated June 28, 2020 between the Company, the Founder and the other parties thereto as amended, restated or supplemented from time to time or the Subscription Agreement, as applicable to the relevant Investor.

“Series Pre-A Shares” means the series pre-A preferred shares of par value USD 0.000005 each in the share capital of the Company having the rights, powers and preferences set out in the Articles of Association.

“Share” shall have the same meaning ascribed to it under the Shareholders Agreement.

“Shareholder(s) “ means any person registered in the register of members of the Company as the holder of a Share for the time being.

“Shareholders Agreement” means the fifth amended and restated shareholders agreement dated November 20, 2020 between the Company, the Founder and the other holders of the Shares of the Company as amended, restated or supplemented from time to time.

“Shijiazhuang Shui Di Hu Lian” means 石家庄水滴互联科技有限公司, a company incorporated with limited liability in the PRC.

“Shui Di Hu Bao” means 北京水滴互保科技有限公司, a company incorporated with limited liability in the PRC.

“Share Equivalents” means any options or other securities or obligations which are by their terms convertible into or exchangeable or exercisable for Ordinary Shares in the capital of the Company.

“Significant Subsidiaries” shall have the same meaning ascribed to it under the Shareholders Agreement.

“Structured Contracts” has the meaning given in the Shareholders Agreement.

“Subscription Agreement” means the series D subscription agreement dated November 20, 2020 between the Company, the Founder and the other parties thereto as amended, restated or supplemented from time to time.

“Subscription Price Per Share” means the deemed subscription price per share in respect of the relevant Share, each as appropriately adjusted for or derived from such Shares following any share split, share division, share combination, share dividend or similar events:

(a)

with respect to the Ordinary Shares held by the Angel Shareholders, RMB 0.0789889 per share or the then USD equivalent calculated based on the exchange rate published by People’s Bank of China on the date which the Company pays any funds to the Angel Shareholders according to Article 1, Article 2 and Article 3;

(b)

with respect to the Series Pre-A Shares, RMB 0.1658732 per share or the then USD equivalent calculated based on the exchange rate published by People’s Bank of China on the date which the Company pays any funds to the relevant Investors according to Article 1, Article 2 and Article 3;

(c)

with respect to the Series A Shares held by Tencent, RMB 0.2714293 per share or the then USD equivalent calculated based on the exchange rate published by People’s Bank of China on the date which the Company pays any funds to the relevant Investors according to Article 1, Article 2 and Article 3; with respect to the Series A Shares held by the Investors other than Tencent, RMB 0.2985734 per share or the then USD equivalent calculated based on the exchange rate published by People’s Bank of China on the date which the Company pays any funds to the relevant Investors according to Article 1, Article 2 and Article 3;

(d)

with respect to the Series A+ Shares, RMB 0.3799970 per share or the then USD equivalent calculated based on the exchange rate published by People’s Bank of China on the date which the Company pays any funds to the relevant Investors according to Article 1, Article 2 and Article 3;

(e)	with respect to the Series B Shares, USD 0.17431175 per share;

(f)	with respect to the Series C Shares, USD 0.276347896 per share;

(g)	with respect to the Series C+ Shares, USD 0.3542760 per share;

(h)	with respect to Series C++ Shares, USD 0.4133220 per share; and

(i)	with respect to the Series D Shares, USD 0.484584438 per share.

“Subsidiary” shall have the same meaning ascribed to it under the Shareholders Agreement.

“Swiss Re” means Swiss Re Principal Investments Company Asia Pte. Ltd., a company with limited liability established under the laws of Singapore.

“Tian Xia You Zhi” means 北京天下有知科技有限公司, a company incorporated with limited liability in the PRC.

“Third Liquidation Preference” has the meaning given in Article 2.1.3.

“Tencent” means Image Frame Investment (HK) Limited (意像架構投資(香港)有限公司), a company with limited liability established under the laws of Hong Kong.

“Transaction Document” shall have the same meaning ascribed to it under the Shareholders Agreement.

“Total Shares” shall have the same meaning ascribed to it under the Shareholders Agreement.

“US Dollar” or “USD” means the lawful currency of the United States of America.

“WFOE” means 北京健康之家科技有限公司, a wholly foreign owned enterprise incorporated under the laws of the PRC.

“Yi Fang Da Yao Fang” means 济南益方达大药房有限公司, a company incorporated with limited liability in the PRC.